Exhibit 99.1

Investor Contact: Michael Robinson – 952-229-7427 or ir@lifetimefitness.com
Media Contact: Jason Thunstrom – 952-229-7435 or jthunstrom@lifetimefitness.com

FOR IMMEDIATE RELEASE

LIFE TIME FITNESS ANNOUNCES FOURTH QUARTER AND FULL-YEAR 2004 FINANCIAL RESULTS
Company Reports Revenue Growth of 22% and Net Income Growth of 54% for the Quarter;
Full-Year Revenue Grew 21% and Net Income Grew 40%

EDEN PRAIRIE, Minn. (February 17, 2005) – Life Time Fitness, Inc. (NYSE: LTM), a national operator of large and distinctive health and fitness centers, today reported its operating results for the fourth quarter and full year ended December 31, 2004.

     Fourth quarter 2004 revenue grew 22.4% to $82.1 million from $67.1 million during the same period last year. Revenue for the year totaled $312.0 million, up 21.4% from $256.9 million in 2003.

     Net income during the quarter grew 54.1% to $8.1 million, or $0.23 per diluted share on 35.9 million shares. This compares to net income of $5.3 million, or $0.18 per diluted share on 28.7 million shares, for 4Q 2003. For the year, net income grew 40.3% to $28.9 million, or $0.87 per diluted share on 33.1 million shares. This compares to net income of $20.6 million, or $0.72 per diluted share on 28.6 million shares, for 2003.

     “The Company’s fourth quarter and full-year results are indicative of the continued focus and execution on our fundamental growth strategies, including new center growth, membership ramp, and increasing in-center revenue,” said Bahram Akradi, Life Time Fitness chairman and chief executive officer. “In 2004, we opened a total of six new centers and we have acquired the land and commenced construction on the six new centers we plan to open in 2005. The fourth quarter included new openings in Sugar Land, our second Houston, Texas, location, and in Flower Mound, Colleyville and North Dallas, each of which is located in the Dallas, Texas market. We closed the year with a total of 39 open centers in eight states. Total memberships grew 20% year over year, ending with 299,538 memberships, driven primarily by the ramp at centers opened in 2003 and 2004. We also are pleased with the year-over-year in-center revenue growth of 30% to $18.2 million during Q4 2004, which was driven primarily by membership ramp, targeted marketing programs, and new products and services. We remain highly focused on delivering results and enhancing shareholder value.”

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Life Time Fitness Fourth Quarter and Full-Year 2004 Results – Page 2

Three and Twelve Months Ended December 31, 2004, Financial Highlights:
Total revenue for the fourth quarter grew 22.4% to $82.1 million and for the full year total revenue grew 21.4% to $312.0 million, driven primarily by growth in membership dues and in-center revenue.

•	Membership dues revenue for the fourth quarter grew 21.5% to $56.2 million from $46.3 million in 4Q 2003. Membership dues revenue in 2004 grew 21.7% to $208.9 million from $171.6 million in 2003.

•	Enrollment fee revenue for the fourth quarter was $4.8 million, compared to $4.7 million in 4Q 2003. Full-year enrollment fee revenue totaled $19.6 million, compared to $19.2 million in 2003.

•	In-center revenue for the fourth quarter grew 30.2% to $18.2 million. In-center revenue in 2004 grew 28.7% to $71.6 million compared to $55.6 million in 2003.

•	Same-center revenue increased 7.9% during the fourth quarter compared to the prior-year period and increased 9.7% for the total year.

•	Total revenue per membership averaged $281 in the fourth quarter, up 2% from the prior-year period. Total in-center revenue per membership averaged $64 in the fourth quarter, up 8% from the prior-year period.

•	Other revenue for the fourth quarter, including media division advertising and nutritional products sales, totaled $2.8 million compared to $2.1 million in the prior-year period. Total year other revenue in 2004 was $11.9 million compared to $10.5 million in 2003.

Total operating expenses during 4Q 2004 totaled $64.3 million compared to $53.4 million for 4Q 2003 and full year operating expenses were $246.5 million, compared to $203.0 million in 2003, driven primarily by increased expenses to support new centers, membership growth and presales activities. Total operating margins were 21.7% for the 4Q 2004, up from 20.4% in the prior-year period. Full year operating margins remained consistent at 21.0% compared to 2003.

•	Center operating expenses totaled $42.7 million for the 4Q 2004, compared to $35.2 million in 4Q 2003. Center operating expenses in 2004 totaled $164.8 million, compared to $131.8 million in 2003.

•	Advertising and marketing expenses totaled $2.9 million for 4Q 2004, compared to $3.1 million for the same period last year. 2004 advertising and marketing expenses totaled $12.2 million, compared to $11.0 million last year.

•	General and administrative expenses totaled $5.7 million for the fourth quarter, compared to $4.4 million in the prior-year period. For the total year, general and administrative expenses totaled $21.6 million, compared to $18.6 million in 2003.

•	Other operating expenses and depreciation and amortization expenses totaled $12.9 million during 4Q 2004, compared to $10.6 million in 4Q 2003. Total year expenses in the same areas were $47.9 million, compared to $41.5 million in 2003.

Net income during 4Q 2004 grew 54.1% to $8.1 million from $5.3 million in 4Q 2003, driven by continued top-line growth, efficient use of capital and operating cost leverage.

•	For the total year, net income grew 40.3% to $28.9 million from $20.6 million in 2003.

•	Net income margin for 4Q 2004 was 9.9%, up from 7.9% in 4Q 2003. The net income margin in 2004 was 9.3%, up from 8.0% in 2003.

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Life Time Fitness Fourth Quarter and Full-Year 2004 Results – Page 3

EBITDA for 4Q 2004 grew 26.3% to $26.3 million from $20.8 million in 4Q 2003.

•	2004 EBITDA grew 20.3% to $96.3 million from $80.0 million in 2003.

•	As a percentage of total revenue, EBITDA was 32.1% in 4Q 2004, up from 31.1% in 4Q 2003. EBITDA margin in 2004 was 30.8% compared to 31.1% in 2003.

Cash flows from operations for the full year grew 54.2% to $81.1 million from $52.6 million in 2003.

     Weighted average fully diluted shares for the fourth quarter totaled 35.9 million, which recognizes the full impact of our initial public offering, which closed on July 6, 2004. For the full year, weighted average fully diluted shares totaled 33.1 million.

2005 Business Outlook:
The following statements are based on the Company’s expectations for fiscal year 2005, subject to the risks and uncertainties described below.

•	2005 full-year total revenue is expected to grow 20-22%, driven by new center growth, membership ramp at new and existing centers, and in-center revenue growth.

•	2005 full-year net income is expected to grow 28-30%, driven by our growth strategies, combined with operating efficiencies and general and administrative expense leverage.

•	2005 diluted earnings per share are expected to grow 18-21%, driven by net income growth and offset by the increase in annual weighted average diluted shares resulting from the initial public offering in 2004.

     The 2005 guidance excludes any impact of stock option expense. The Company will begin expensing stock options as compensation costs in the second half of 2005. Currently, the Company discloses the effect on net income and earnings per share related to expensing of options as a note to its consolidated financial statements. The Company will provide an estimated impact of this change in accounting principle in guidance later in the year.

     As announced on January 26, 2005, the Company will hold a conference call today at 10:00 a.m. Eastern time to discuss fourth quarter and full-year 2004 results. Bahram Akradi, chairman and chief executive officer, and Michael Robinson, executive vice president and chief financial officer, will host the conference call. The conference call will be Web cast and may be accessed via the Company’s Investor Relations section of its Website at www.lifetimefitness.com. A replay of the call will be available via the Company’s Website beginning at 1:00 p.m. Eastern time on February 17, 2005.

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Life Time Fitness Fourth Quarter and Full-Year 2004 Results – Page 4

About Life Time Fitness, Inc.
     Life Time Fitness, Inc. (NYSE: LTM) operates distinctive and large sports and athletic, professional fitness, family recreation and resort/spa centers. As of February 17, 2005, the Company operated 39 centers in eight states, including Arizona, Illinois, Indiana, Michigan, Minnesota, Ohio, Texas and Virginia. The Company also provides consumers with nutritional products and supplements, the award-winning healthy lifestyle magazine, Experience Life, world-class athletic events, full-service spas, cafés, personal training consultation, health and nutrition education, and corporate wellness programs. Life Time Fitness is headquartered in Eden Prairie, Minnesota (www.lifetimefitness.com).

# # #

     LIFE TIME FITNESS and EXPERIENCE LIFE are registered trademarks of Life Time Fitness, Inc. All other trademarks or registered trademarks are the property of their respective owners.

Risk & Uncertainties
     Certain information contained in this press release, which does not relate to historical financial information, including the business outlook, may be deemed to constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause the Company’s actual results in the future to differ materially from its historical results and those presently anticipated or projected. The Company wishes to caution investors not to place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update such statement to reflect events or circumstances arising after such date. Among these factors are identifying and acquiring suitable sites for new sports and athletic, professional fitness, family recreation and resort/spa centers, opening new centers, attracting and retaining members and other factors set forth in the Company’s filings with the Securities and Exchange Commission. Net earnings per share could also be affected by the number of shares outstanding, which depends on factors such as the number of shares issued upon exercise of stock options and future grants of awards pursuant to equity-based incentive plans.

     All remarks made during the Company’s financial results conference call will be current at the time of the call and the Company undertakes no obligation to update the replay.

LIFE TIME FITNESS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31,
	2004	2003
ASSETS:
Current assets:
Cash and cash equivalents	$10,211	$18,446
Accounts receivable, net	1,187	1,217
Inventories	4,971	4,654
Prepaid expenses and other current assets	7,275	6,977
Deferred membership origination costs	8,271	7,363
Deferred tax asset	2,577	5,368
Income tax receivable	4,579	2,547

Total current assets	39,071	46,572
Property and equipment, net	503,690	379,193
Restricted cash	12,092	10,972
Deferred membership origination costs	7,061	5,942
Other assets	11,153	10,667
Total assets	$573,067	$453,346

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current liabilities:
Current maturities of long-term debt	$47,477	$18,278
Accounts payable	5,762	6,171
Construction accounts payable	17,633	6,522
Accrued expenses	20,132	13,105
Deferred revenue	20,019	17,836

Total current liabilities	111,023	61,912
Long-term debt, net of current portion	161,767	214,954
Deferred rent liability	3,678	2,660
Deferred income taxes	33,701	23,196
Deferred revenue	12,264	11,667

Total liabilities	322,433	314,389
Redeemable preferred stock	—	106,165
Shareholders’ equity:
Undesignated preferred stock	—	—
Common stock	676	323
Additional paid-in capital	209,931	17,714
Deferred compensation	(66)	—
Retained earnings	40,093	14,755

Total shareholders equity	250,634	32,792

Total liabilities and shareholders’ equity	$573,067	$453,346

LIFE TIME FITNESS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands except per share data)

	For the		For the
	Three Months Ended		Year Ended
	December 31,		December 31,
	2004	2003	2004	2003
	(Unaudited)
REVENUE:
Membership dues	$56,232	$46,289	$208,893	$171,596
Enrollment fees	4,843	4,712	19,608	19,198
In-center revenue	18,179	13,959	71,583	55,633

Total center revenue	79,254	64,960	300,084	246,427
Other revenue	2,835	2,100	11,949	10,515

Total revenue	82,089	67,060	312,033	256,942
OPERATING EXPENSES:
Sports, fitness and family recreation center operations	42,716	35,244	164,764	131,825
Advertising and marketing	2,904	3,117	12,196	11,045
General and administrative	5,745	4,409	21,596	18,554
Other operating	4,669	3,699	18,256	16,273
Depreciation and amortization	8,248	6,890	29,655	25,264

Total operating expenses	64,282	53,359	246,467	202,961

Income from operations	17,807	13,701	65,566	53,981
OTHER INCOME (EXPENSE):
Interest expense, net	(4,227)	(4,812)	(17,573)	(19,132)
Equity in earnings of affiliate	257	245	1,034	762

Total other income (expense)	(3,970)	(4,567)	(16,539)	(18,370)

INCOME BEFORE INCOME TAXES	13,837	9,134	49,027	35,611
Provision for income taxes	5,691	3,849	20,119	15,006

NET INCOME	8,146	5,285	28,908	20,605
Accretion on redeemable preferred stock	—	1,761	3,570	6,987

NET INCOME APPLICABLE TO COMMON SHAREHOLDERS	$8,146	$3,524	$25,338	$13,618

BASIC EARNINGS PER SHARE	$0.24	$0.22	$1.02	$0.85

DILUTED EARNINGS PER SHARE	$0.23	$0.18	$0.87	$0.72

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING — BASIC	33,771	16,111	24,727	16,072

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING — DILUTED	35,909	28,711	33,125	28,612

LIFE TIME FITNESS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	For the
	Year ended December 31,
	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$28,908	$20,605
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	29,655	25,264
Deferred income taxes	13,296	9,722
Loss on disposal of property, net	711	745
Amortization of deferred financing costs	1,599	1,053
Tax benefit from exercise of stock options	870	216
Compensation cost related to stock options and restricted stock	268	—
Changes in operating assets and liabilities	5,746	(5,029)

Net cash provided by operating activities	81,053	52,576

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment (excluding non-cash purchases supplementally noted below)	(156,674)	(41,315)
Increase (decrease) in construction accounts payable	11,112	(2,834)
Proceeds from sale of property	2,139	23,740
Increase in other assets	(2,416)	(2,495)
Increase in restricted cash	(1,120)	(1,572)

Net cash used in investing activities	(146,959)	(24,476)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term borrowings	44,852	1,925
Repayments on long-term borrowings	(68,986)	(18,119)
Proceeds from initial public offering, net	80,498	—
Increase in deferred financing costs	315	(2,731)
Proceeds from exercise of stock options	992	411

Net cash provided by (used in) financing activities	57,671	(18,514)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(8,235)	9,586
CASH AND CASH EQUIVALENTS — Beginning of period	18,446	8,860

CASH AND CASH EQUIVALENTS — End of period	$10,211	$18,446

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash payments for interest, net of capitalized interest	$17,105	$17,821

Cash payments for income taxes	$8,986	$7,107

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Property and equipment purchases financed through notes payable	$—	$28,668

Property and equipment purchases financed through capital leases	$145	$11,863

Property and equipment debt paid directly from sale proceeds	$—	$22,309

Non-GAAP Financial Measures

     This release contains a non-GAAP disclosure, EBITDA, which consists of net income plus interest expense, net, provision for income taxes and depreciation and amortization. This term, as the Company defines it, may not be comparable to a similarly titled measure used by other companies and is not a measure of performance presented in accordance with GAAP. The Company uses EBITDA as a measure of operating performance. The funds depicted by EBITDA are not necessarily available for discretionary use if they are reserved for particular capital purposes, to maintain compliance with debt covenants, to service debt or to pay taxes. EBITDA should not be considered as a substitute for net income, cash flows provided by operating activities or other income or cash flow data prepared in accordance with GAAP. Additional details related to EBITDA are provided in the Form 8-K that the Company filed with the Securities and Exchange Commission on the date of this press release.

     The following table provides a reconciliation of net income, the most directly comparable GAAP measure, to EBITDA:

LIFE TIME FITNESS, INC.
RECONCILIATION OF NET INCOME TO EARNINGS BEFORE INTEREST,
INCOME TAXES AND DEPRECIATION AND AMORTIZATION
(In thousands)
(Unaudited)

	For the		For the
	Three Months Ended		Year Ended
	December 31,		December 31,
	2004	2003	2004	2003
Net Income	$8,146	$5,285	$28,908	$20,605
Interest expense, net	4,227	4,812	17,573	19,132
Provision for income taxes	5,691	3,849	20,119	15,006
Depreciation and amortization	8,248	6,890	29,655	25,264

EBITDA	$26,312	$20,836	$96,255	$80,007